UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 19, 2010

GLOBAL GOLD CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of October 15, 2010, Global Gold Corporation (the "Company") has outstanding loans plus accrued interest totaling $5,312,642.95 from three of the Company’s Directors, Mr. Ian Hague ($5,052,262.27), Mr. Nicholas J. Aynilian ($154,030.68), and Mr. Drury Gallagher ($106,350).  On October 19, 2010, the Company’s non-interested members of the Board of Directors approved a restructuring in aid of settlement of all this debt to extinguish and convert this outstanding debt.  Pursuant to the restructuring, the loans were cancelled and became convertible into shares of the Company’s common stock at $0.15 per share.  As of October 22, 2010, the Company has been given acceptance for the entire conversion.  The transaction will benefit the Company by reducing the current debt by $5,312,642.95 and eliminating the interest from continuing to accrue on these debts.  The Company will issue a total of 35,417,620 shares of the Company’s common stock which will be restricted in exchange for the debt cancellation.  The conversion of debt by Mr. Hague will not impact his 1.75% NSR royalty on the Pureo property in Chile and will remain in force.

Item 3.02 Unregistered Sales of Equity Securities.

The information in items 1.01 and 3.03 are incorporated by reference.  All shares issued in items 1.01 and 3.03 are issued pursuant to exemptions from registration requirements of the Securities Act under Regulation D based upon representations and covenants provided by the respective purchasers.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with its private placement of stock in the Company which closed on December 30, 2008, the Company issued warrants to acquire a total of 4,750,000 additional shares of the Company at the price per share of $0.15 exercisable on or before December 9, 2013, unless mutually agreed otherwise. Pursuant to the decision of the non-interested members of the Board of Directors on October 19, 2010, the Company has amended the warrant strike price per share from $0.15 to $0.10.  The Company anticipates that substantially all of the warrants will be exercised.

Item 8.01 Other Events

Mr. Hague will no longer be considered an independent director as a result of Mr. Hague’s debt conversion, as discussed in Item 1.01.  The Company is increasing its Board of Directors by two independent directors and in the process of evaluating and nominating independent directors to maintain a majority of independent directors on the Company’s Board.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	Material Agreement – Debt cancellation and restructuring with conversion rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL GOLD CORPORATION

Dated: October 22, 2010	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian
Title: Chairman and Chief Executive Officer